UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2008

China Solar & Clean Energy Solutions, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-12561	95-3819300
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

Building 3 No. 28, Feng Tai North Road, Beijing China, 100071
(Address of principal executive offices, including zip code)

+86-10-63850516
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets

On January 9, 2008 Beijing Deli Solar Technology Development Co., Ltd., our wholly-owned subsidiary (“Deli Solar (Beijing)”), entered into an equity purchase agreement, and a complementary agreement, with Shenzhen PengSangPu Solar Industrial Products Corporation (“SZPSP”) and its shareholders to acquire 100% of the outstanding equity interests of SZPSP from its three shareholders. The terms of the equity purchase agreement and the complimentary agreement are described in a current report on Form 8-K filed on January 15, 2008.

On March 25, 2008, Deli Solar (Beijing) entered into a supplementary agreement to the equity purchase agreement and complimentary agreement. The terms of the supplementary agreement are described in a current report on Form 8-K filed on April 1, 2008.

The SZPSP acquisition closed on March 31, 2008.

Item 9.01    Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements of SZPSP are appended to this Current Report as exhibit 99.1 and exhibit 99.2.

(b) Pro Forma Financial Information

Pro forma financial information concerning the acquisition of SZPSP is appended to this Current Report as exhibit 99.3.

(c) Exhibit No.  Description of Exhibit

The following are filed as exhibits to this report:

99.1	Unaudited financial statements of Shenzhen PengSangPu Solar Industrial Products Corporation for the three months ended March 31, 2008.

99.2	Audited financial statements of Shenzhen PengSangPu Solar Industrial Products Corporation for the fiscal year ended December 31, 2007.

99.3	Unaudited pro forma financials information for China Solar & Clean Energy Solutions, Inc. for the three months ended March 31, 2008 and fiscal year ended December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2008	China Solar & Clean Energy Solutions, Inc.

	By:	/s/ Deli Du
Deli Du
President and Chief Executive Officer